Exhibit 99.1
ALTICE USA REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Fiber Growth Accelerating; Surpassed 500k Customer Milestone; Achieved 3m Passings at Y/E 2024
Best Mobile Performance in 5 Years; +43% Increase in Mobile Lines Versus Y/E 2023
Continued Network Expansion and Rolling Out Multi-Gig Service, While Improving Capital Intensity
Video Evolution Offers Customers More Value Through New Optimized TV Packages
Lightpath Expands Presence in Hyperscaler and AI Ecosystem

NEW YORK (February 13, 2025) -- Altice USA (NYSE: ATUS) today reports results for the fourth quarter and full year ended December 31, 2024.
Dennis Mathew, Altice USA Chairman and Chief Executive Officer, said: "2024 was a transformative year for Optimum, marked by significant progress in strengthening our operations, enhancing customer experiences, and reinforcing financial discipline. We delivered record fourth quarter and full-year fiber and mobile performance, improved operational efficiency, and maintained positive Free Cash Flow despite a challenging macro and competitive environment. As we enter phase two of our transformation in 2025, we remain focused on expanding our product portfolio and AI-driven capabilities, enhancing margins through continued efficiencies, and accelerating multi-gig availability — all while demonstrating strong capital stewardship to support our long-term growth objectives.”

Fourth Quarter and Full Year 2024 Financial Overview
•Total revenue of $2.2 billion in Q4 2024 (-2.9% year over year), and $9.0 billion in FY 2024 (-3.1% year over year)
•Residential revenue of $1.7 billion in Q4 2024 (-5.6% year over year), and $6.9 billion in FY 2024 (-4.6% year over year)
•Residential revenue per user (“ARPU”)(1) of $133.95 in Q4 2024 (-1.5% year over year), and $135.44 in FY 2024 (-1.0% year over year)
•Business Services revenue of $371.3 million in Q4 2024 (-0.2% year over year), and $1.5 billion in FY 2024 (+0.3% year over year)
•News and Advertising revenue of $157.5 million in Q4 2024 (+23.0% year over year), and $486.2 million in FY 2024 (+8.6% year over year)
•Net income (loss) attributable to stockholders of ($54.1) million ($(0.12)/share on a diluted basis) in Q4 2024 and ($102.9) million ($(0.22)/share on a diluted basis) in FY 2024, compared to ($117.8) million ($(0.26)/share on a diluted basis) in Q4 2023 and $53.2 million ($0.12/share on a diluted basis) in FY 2023
•Net cash flows from operating activities of $1.6 billion in FY 2024 and $1.8 billion in FY 2023
•Adjusted EBITDA(2) of $837.5 million (-7.3% year over year) and margin of 37.5% in Q4 2024. Adjusted EBITDA(2) of $3.4 billion (-5.4% year over year) and margin of 38.1% in FY 2024
•Cash capital expenditures of $390.0 million (+32.1% year over year) and capital intensity(3) of 17.5% (14.8% excluding fiber and new builds) in Q4 2024. Cash capital expenditures of $1.4 billion (-15.9% year over year) and capital intensity(3) of 16.0% (13.0% excluding fiber and new builds) in FY 2024
•Free Cash Flow(2) of $49.9 million in Q4 2024, and $149.4 million in FY 2024, including $37.3 million of higher cash interest in FY 2024 year over year

Fourth Quarter and Full Year 2024 Key Operational Highlights
•Highest Ever Fiber Net Additions, Reaching 538k Fiber Customers, a +58% Increase in Total Fiber Customers Compared to Y/E 2023
◦Fiber customer growth accelerated in Q4 2024 and FY 2024 with +57k and +197k fiber net additions, respectively, representing Optimum's best quarter and full year ever for fiber net adds
◦Fiber network penetration reached 18.2% at the end of Q4 2024, up from 12.5% at the end of Q4 2023
•Best Mobile Line Net Add Performance in 5 Years, Reaching 460k Lines, a +43% Increase in Ending Mobile Lines Compared to Y/E 2023
◦Optimum Mobile added net mobile lines of +40k in Q4 2024 and +137k in FY 2024
◦5.7% of broadband base converged with mobile(4) at the end of Q4 2024, up from 3.5% at the end of Q4 2023
•Evolving Video Strategy To Align Products and Offerings With Customer Preferences
◦Keeping the customer at the center of the conversation and providing options and flexibility that customers want by leveraging data-driven viewership insights to guide negotiations and optimize value
◦Introduced new TV packages in 2024 -- Entertainment TV, Extra TV, & Everything TV -- which drive more value via mutually beneficial programming agreements, offer consumers more content flexibility and are available alongside a customer's favorite streaming services via Optimum Stream
◦Our new TV packages supported improvement in video gross add attachment rate(5) to ~20% in Q4 2024, up over 200 basis points quarter over quarter, inflecting on multi-year trends of declining video attachment rates
◦FY 2024 video programming cost inflation per subscriber(6) improved over the last two years to ~4% in FY 2024, a marked improvement from the average cost inflation of 6-8% in the years prior.
•Total Broadband Primary Service Units (PSUs) Net Losses of -39k(7) in Q4 2024 and -170k(7)(8) in FY 2024
◦Broadband net losses were -39k(7) in Q4 2024, compared to -27k in Q4 2023, and -170k(7)(8) in FY 2024, compared to -114k in FY 2023
◦Performance was driven by continued low levels of switching activity, competitive pressures across our footprint, and muted trends in the income-constrained segment
•Optimum Network Expansion and Multi-Gig Rollout
◦Total passings additions of +54k(7) in Q4 2024 and +210k(7) in FY 2024, reaching 9.8 million total passings and expanding Optimum's footprint by +2.1%(7) in FY 2024
◦Fiber passings additions of +68k in Q4 2024 and +227k in FY 2024, reaching 3.0 million fiber passings and 18.2% penetration at Y/E 2024
◦At the end of 2024, multi-gig speeds were enabled in ~30% of the total footprint (on fiber network), with a path to 65% multi-gig enabled by year end 2028 through fiber network growth and HFC mid-split upgrades
◦Truck rolls(9) and service calls(10) each reduced by 11% in FY 2024
•Lightpath Establishing a Presence Within the Hyperscaler and AI Ecosystem
◦Lightpath's highest revenue of $414 million(11) in FY 2024 (+5.5% year over year)
◦At the end of 2024, Lightpath had $110 million in awarded contracts with Hyperscalers and an AI-related infrastructure connectivity sales pipeline of nearly $1 billion across 10 markets, which is expected to continue to grow
◦Lightpath completed its acquisition of substantially all of the assets of United Fiber and Data, which connects Lightpath’s existing network in NY with one of the largest data center markets in the world through long haul fiber, and increases the serviceable market in Manhattan by 20%

2025 Priorities
•Revenue Opportunity
◦Improve broadband subscriber trends; Increase value-added services; Grow mobile penetration; Expand B2B product portfolio
•Operational Efficiency
◦Expand product margins and the use of AI, digital, and self-service tools
•Network Strength
◦Grow fiber footprint through new builds; Grow multi-gig availability; Accelerate fiber migrations
•Sustainable Capital Structure
◦Deliver enhanced capital efficiency to support liquidity and growth objectives

Balance Sheet Review as of December 31, 2024
•Net debt(12) for CSC Holdings, LLC Restricted Group was $23,241 million at the end of Q4 2024, representing net leverage of 7.4x L2QA(13)
◦The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.7% and the weighted average life of debt was 4.1 years
•Net debt(12) for Cablevision Lightpath LLC was $1,438 million at the end of Q4 2024, representing net leverage of 5.6x L2QA(13)
◦The weighted average cost of debt for Cablevision Lightpath LLC was 5.5% and the weighted average life of debt was 3.1 years
•Consolidated net debt(12) for Altice USA was $24,644 million, representing consolidated net leverage of 7.3x L2QA(13)
◦The weighted average cost of debt for consolidated Altice USA was 6.7% and the weighted average life of debt was 4.1 years

Shares Outstanding
•As of December 31, 2024, Altice USA had 463,204,545 combined shares of Class A and Class B common stock outstanding.

Customer Metrics (in thousands, except per customer amounts)
	Q1-23	Q2-23	Q3-23	Q4-23	FY-23	Q1-24	Q2-24	Q3-24	Q4-24	FY-24
Total Passings(7)(14)	9,512.2	9,578.6	9,609.0	9,628.7	9,628.7	9,679.3	9,746.4	9,784.7	9,830.8	9,830.8
Total Passings additions	48.4	66.4	30.4	19.7	164.9	50.6	67.2	38.3	54.4	210.4
Total Customer Relationships(7)(8)(15)(16)
Residential	4,472.4	4,429.5	4,391.5	4,363.1	4,363.1	4,326.8	4,272.3	4,217.5	4,173.7	4,173.7
SMB	380.9	381.0	381.1	380.3	380.3	379.7	379.7	378.4	376.6	376.6
Total Unique Customer Relationships	4,853.3	4,810.5	4,772.6	4,743.5	4,743.5	4,706.5	4,652.0	4,595.9	4,550.3	4,550.3
Residential net additions (losses)	(26.1)	(42.9)	(38.0)	(28.4)	(135.4)	(36.3)	(54.5)	(54.8)	(41.8)	(187.4)
Business Services net additions (losses)	(0.3)	0.1	0.1	(0.8)	(0.9)	(0.7)	0.0	(1.2)	(1.8)	(3.7)
Total customer net additions (losses)	(26.4)	(42.7)	(37.9)	(29.2)	(136.2)	(37.0)	(54.5)	(56.1)	(43.6)	(191.1)
Residential PSUs(7)(8)
Broadband	4,263.7	4,227.0	4,196.0	4,169.0	4,169.0	4,139.7	4,088.7	4,039.5	3,999.9	3,999.9
Video	2,380.5	2,312.2	2,234.6	2,172.4	2,172.4	2,094.7	2,021.9	1,944.8	1,880.1	1,880.1
Telephony	1,703.5	1,640.8	1,572.7	1,515.3	1,515.3	1,452.1	1,391.1	1,326.0	1,269.2	1,269.2
Broadband net additions (losses)	(19.2)	(36.8)	(31.0)	(27.0)	(113.9)	(29.4)	(51.0)	(49.2)	(37.7)	(167.3)
Video net additions (losses)	(58.6)	(68.3)	(77.6)	(62.2)	(266.7)	(77.7)	(72.8)	(77.0)	(64.3)	(291.8)
Telephony net additions (losses)	(60.6)	(62.7)	(68.1)	(57.4)	(248.9)	(63.1)	(61.1)	(65.1)	(56.7)	(246.0)
Residential ARPU(1) ($)	135.32	137.44	138.42	136.01	136.80	135.67	135.95	135.77	133.95	135.44
SMB PSUs
Broadband	349.0	349.1	349.4	348.9	348.9	348.5	348.8	347.7	346.1	346.1
Video	95.3	93.7	91.9	89.6	89.6	87.3	85.4	83.3	81.0	81.0
Telephony	210.0	208.0	205.9	203.2	203.2	200.7	199.2	196.8	194.5	194.5
Broadband net additions (losses)	(0.1)	0.1	0.3	(0.5)	(0.2)	(0.4)	0.3	(1.1)	(1.6)	(2.8)
Video net additions (losses)	(2.0)	(1.6)	(1.8)	(2.3)	(7.7)	(2.3)	(1.9)	(2.1)	(2.2)	(8.5)
Telephony net additions (losses)	(2.3)	(2.0)	(2.1)	(2.6)	(9.1)	(2.6)	(1.4)	(2.4)	(2.3)	(8.8)
Total Mobile Lines(17)
Mobile ending lines	247.9	264.2	288.2	322.2	322.2	351.6	384.5	420.1	459.6	459.6
Mobile ending lines excluding free service	223.3	257.9	288.1	322.2	322.2	351.6	384.5	420.1	459.6	459.6
Mobile line net additions	7.6	16.3	24.1	34.0	82.0	29.3	33.0	35.5	39.5	137.4
Mobile line net additions ex-free service	14.6	34.6	30.3	34.1	113.5	29.3	33.0	35.5	39.5	137.4

Fiber (“FTTH”) Customer Metrics (in thousands)
	Q1-23	Q2-23	Q3-23	Q4-23	FY-23	Q1-24	Q2-24	Q3-24	Q4-24	FY-24
FTTH Total Passings(18)	2,373.0	2,659.5	2,720.2	2,735.2	2,735.2	2,780.0	2,842.0	2,893.7	2,961.8	2,961.8
FTTH Total Passing additions	214.2	286.6	60.7	14.9	576.4	44.8	62.0	51.7	68.1	226.6
FTTH Residential customer relationships	207.2	245.9	289.3	333.8	333.8	385.2	422.7	468.5	523.4	523.4
FTTH SMB customer relationships	2.7	3.9	5.7	7.6	7.6	9.4	11.4	13.1	14.7	14.7
FTTH Total Customer Relationships(19)	209.9	249.7	295.1	341.4	341.4	394.6	434.1	481.6	538.2	538.2
FTTH Residential net additions	37.2	38.6	43.4	44.5	163.8	51.4	37.5	45.7	55.0	189.6
FTTH SMB net additions	0.9	1.2	1.9	1.8	5.8	1.9	2.0	1.7	1.7	7.2
FTTH Total Customer Net Additions	38.1	39.8	45.3	46.3	169.7	53.2	39.5	47.4	56.6	196.8

Altice USA Consolidated Operating Results ($ and shares in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

	(unaudited)
Revenue:
Broadband	$900,060	$939,811	$3,645,460	$3,824,472
Video	686,444	750,454	2,896,600	3,072,011
Telephony	65,393	72,808	277,938	300,198
Mobile	34,149	23,019	117,084	77,012
Residential revenue	1,686,046	1,786,092	6,937,082	7,273,693
Business services and wholesale	371,258	371,952	1,471,764	1,467,149
News and Advertising	157,485	128,056	486,172	447,742
Other	20,238	15,512	59,399	48,480
Total revenue	2,235,027	2,301,612	8,954,417	9,237,064
Operating expenses:
Programming and other direct costs	721,893	745,305	2,896,570	3,029,842
Other operating expenses	692,472	671,607	2,711,828	2,646,258
Restructuring, impairments and other operating items	8,171	175,424	23,696	214,727
Depreciation and amortization (including impairments)	471,728	407,014	1,642,231	1,644,297
Operating income	340,763	302,262	1,680,092	1,701,940
Other income (expense):
Interest expense, net	(434,902)	(422,917)	(1,763,166)	(1,639,120)
Gain (loss) on investments and sale of affiliate interests, net	378	(11,773)	670	180,237
Loss on derivative contracts, net	—	—	—	(166,489)
Gain (loss) on interest rate swap contracts, net	8,412	(46,044)	18,632	32,664
Gain (loss) on extinguishment of debt and write-off of deferred financing costs	(5,866)	—	(12,901)	4,393
Other income (expense), net	(1,149)	(2,225)	(5,675)	4,940
Income (loss) before income taxes	(92,364)	(180,697)	(82,348)	118,565
Income tax benefit (expense)	46,116	66,905	4,071	(39,528)
Net income (loss)	(46,248)	(113,792)	(78,277)	79,037
Net income attributable to noncontrolling interests	(7,868)	(4,014)	(24,641)	(25,839)
Net income (loss) attributable to Altice USA stockholders	$(54,116)	$(117,806)	$(102,918)	$53,198
Basic net income (loss) per share	$(0.12)	$(0.26)	$(0.22)	$0.12
Diluted net income (loss) per share	$(0.12)	$(0.26)	$(0.22)	$0.12
Basic weighted average common shares	461,536	454,785	459,888	454,723
Diluted weighted average common shares	461,536	454,785	459,888	455,034

Altice USA Consolidated Statements of Cash Flows ($ in thousands)
	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(78,277)	$79,037
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,642,231	1,644,297
Gain on investments and sale of affiliate interests, net	(670)	(180,237)
Loss on derivative contracts, net	—	166,489
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	12,901	(4,393)
Amortization of deferred financing costs and discounts (premiums) on indebtedness	19,628	34,440
Share-based compensation	67,162	47,926
Deferred income taxes	(396,052)	(226,915)
Decrease in right-of-use assets	44,632	46,108
Allowance for credit losses	86,561	84,461
Goodwill impairment	—	163,055
Other	6,436	11,169
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(58,917)	(77,703)
Prepaid expenses and other assets	30,205	(54,782)
Amounts due from and due to affiliates	(44,486)	50,831
Accounts payable and accrued liabilities	3,880	(68,784)
Interest payable	131,701	29,528
Deferred revenue	11,018	9,164
Interest rate swap contracts	104,448	72,707
Net cash provided by operating activities	1,582,401	1,826,398
Cash flows from investing activities:
Capital expenditures	(1,433,013)	(1,704,811)
Payments for acquisitions, net of cash acquired	(38,532)	—
Other, net	16,032	(1,712)
Net cash used in investing activities	(1,455,513)	(1,706,523)
Cash flows from financing activities:
Proceeds from long-term debt	4,214,750	2,700,000
Repayment of debt	(4,223,233)	(2,688,009)
Proceeds from derivative contracts in connection with the settlement of collateralized debt	—	38,902
Principal payments on finance lease obligations	(127,349)	(149,297)
Payment related to acquisition of a noncontrolling interest	(7,261)	(14,070)
Additions to deferred financing costs	(19,560)	(7,247)
Other, net	(9,325)	(2,870)
Net cash used in financing activities	(171,978)	(122,591)
Net decrease in cash and cash equivalents	(45,090)	(2,716)
Effect of exchange rate changes on cash and cash equivalents	(424)	(697)
Net decrease in cash and cash equivalents	(45,514)	(3,413)
Cash, cash equivalents and restricted cash at beginning of year	302,338	305,751
Cash, cash equivalents and restricted cash at end of year	$256,824	$302,338

Reconciliation of Non-GAAP Financial Measures
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items (such as significant legal settlements and contractual payments for terminated employees). We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating our operating performance. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to our ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as a liquidity measure. We believe this measure is useful to investors in evaluating our ability to service our debt and make continuing investments with internally generated funds, although it may not be directly comparable to similar measures reported by other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDA ($ in thousands) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net income (loss)	$(46,248)	$(113,792)	$(78,277)	$79,037
Income tax expense (benefit)	(46,116)	(66,905)	(4,071)	39,528
Other loss (income), net	1,149	2,225	5,675	(4,940)
Loss (gain) on interest rate swap contracts, net	(8,412)	46,044	(18,632)	(32,664)
Loss on derivative contracts, net	—	—	—	166,489
Loss (gain) on investments and sale of affiliate interests, net	(378)	11,773	(670)	(180,237)
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	5,866	—	12,901	(4,393)
Interest expense, net	434,902	422,917	1,763,166	1,639,120
Depreciation and amortization	471,728	407,014	1,642,231	1,644,297
Restructuring, impairments and other operating items	8,171	175,424	23,696	214,727
Share-based compensation	16,811	18,558	67,162	47,926
Adjusted EBITDA	837,473	903,258	3,413,181	3,608,890
Adjusted EBITDA margin	37.5%	39.2%	38.1%	39.1%

Reconciliation of net cash flow from operating activities to Free Cash Flow (in thousands) (unaudited):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net cash flows from operating activities	$439,922	$496,213	$1,582,401	$1,826,398
Less: Capital expenditures (cash)	390,038	295,250	1,433,013	1,704,811
Free Cash Flow	$49,884	$200,963	$149,388	$121,587

Consolidated Net Debt as of December 31, 2024 ($ in millions)
CSC Holdings, LLC Restricted Group	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$1,700	SOFR+2.350%	2027
Term Loan B-5	2,858	L+2.500%(20)	2027
Term Loan B-6	1,967	SOFR+4.500%	2028(21)
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	2,050	11.750%	2029
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	23,359
CSC Holdings, LLC Restricted Group Cash	(118)
CSC Holdings, LLC Restricted Group Net Debt	$23,241

CSC Holdings, LLC Restricted Group Undrawn RCF	$611

Cablevision Lightpath LLC	Principal Amount	Coupon / Margin	Maturity
Drawn RCF(22)	$—	SOFR+3.360%
Term Loan(22)	676	SOFR+3.360%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,541
Cablevision Lightpath Cash	(103)
Cablevision Lightpath Net Debt	$1,438

Cablevision Lightpath Undrawn RCF	$115

Net Leverage Schedule as of December 31, 2024 ($ in millions)

	CSC Holdings Restricted Group(23)	Cablevision Lightpath LLC	CSC Holdings Consolidated(24)	Altice USA Consolidated

Gross Debt Consolidated(25)	$23,359	$1,541	$24,900	$24,900
Cash	(118)	(103)	(246)	(257)
Net Debt Consolidated(12)	$23,241	$1,438	$24,654	$24,644
LTM EBITDA	$3,162	$248	$3,411	$3,413
L2QA(13) EBITDA	$3,136	$256	$3,395	$3,399
Net Leverage (LTM)	7.3x	5.8x	7.2x	7.2x
Net Leverage (L2QA)(13)	7.4x	5.6x	7.3x	7.3x
WACD (%)	6.7%	5.5%	6.7%	6.7%

Reconciliation to Financial Reported Debt
Altice USA Consolidated
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$24,861
Unamortized financing costs and discounts, net of unamortized premiums	39
Gross Debt Consolidated(25)	24,900
Finance leases and supply chain financing	196
Total Debt	25,096
Cash	(257)
Net Debt Including Finance Leases and Supply Chain Financing	$24,839

(1)ARPU is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships.
(2)See “Reconciliation of Non-GAAP Financial Measures” beginning on page 8 of this earnings release.
(3)Capital intensity refers to total cash capital expenditures as a percentage of total revenue.
(4)Broadband base converged with mobile is expressed as the percentage of customers subscribing to both broadband and mobile services divided by the total broadband customer base. Excludes mobile only customers.
(5)Video gross add attachment rate represents the percent of total customer gross additions that subscribe to a video product.
(6)Video programming cost inflation per subscriber is calculated as the change in total residential and SMB video programming costs divided by the average number of video subscribers.
(7)Subscriber net additions (losses) and passings additions exclude 8.3k passings, 2.1k customer relationships, 1.9k broadband subscribers and 0.5k video subscribers that were transferred in connection with a small system sale in Q4 2024.
(8)Customer metrics as of September 30, 2024 reflect adjustments to align to the Company’s bulk residential subscriber count policy, resulting in an increase of 4.7 thousand residential customer relationships, 3.8 thousand broadband customers and 5.2 thousand video customers. The impact of these adjustments to customer relationships, broadband and video customer net additions was not material for any period presented and as such prior period metrics were not restated.
(9)Compares truck rolls, excluding employee initiated special request orders, in FY 2024 compared to FY 2023.
(10)Compares technical, care and support calls volume in FY 2024 compared to FY 2023.
(11)Lightpath revenue is reported on a consolidated basis and eliminates intercompany revenue.
(12)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(13)L2QA leverage is calculated as quarter end net leverage divided by the last two quarters of Adjusted EBITDA annualized.
(14)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network. Broadband services were not available to approximately 30 thousand total passings and telephony services were not available to approximately 500 thousand total passings.
(15)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of our fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(16)Total Customer Relationship metrics do not include mobile-only customers.
(17)Mobile lines represent the number of residential and business customers’ wireless connections, which include mobile phone handsets and other mobile wireless connected devices. An individual customer relationship may have multiple mobile lines. The 2024 and 2023 ending lines include approximately 4.4 thousand and 2.8 thousand lines related to business customers, respectively. The revenue related to these business customers is reflected in "Business services and wholesale" in the table above. Mobile ending lines include lines receiving free service. Mobile ending lines excluding free service exclude additions relating to mobile lines receiving free service from all periods presented, and includes net additions from when customers previously on free service start making payments.
(18)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(19)Represents number of households/businesses that receive at least one of our fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(20)The Incremental Term Loan B-5 bears interest at a rate equal to Synthetic USD London Interbank Offered Rate plus 2.50% per annum through March 31, 2025. Thereafter, we will be required to pay interest at a rate equal to the alternate base rate (“ABR”), plus the applicable margin, where the ABR is the greater of (x) prime rate or (y) the federal funds effective rate plus 50 basis points and the applicable margin for any ABR loan is 1.50% per annum.
(21)The Incremental Term Loan B-6 is due on the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any Incremental Term Loan B-5 borrowings are still outstanding, unless the Incremental Term Loan B-5 maturity date has been extended to a date falling after January 15, 2028.

(22)Under the extension amendment to the Lightpath credit agreement entered into in February 2024, the aggregate principal amount of revolving loan commitments available under the credit agreement increased to $115 million, of which $95 million of revolving credit commitments, if drawn, would be due on June 15, 2027 and $20 million of revolving credit commitments, if drawn, would be due on November 30, 2025. In addition, Lightpath entered into an incremental amendment to its credit agreement in November 2024, whereby it incurred an additional $100 million of term loans, which increased the aggregate principal amount of term loans outstanding under the credit agreement to $676 million as of December 31, 2024.
(23)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC and NY Interconnect, LLC.
(24)CSC Holdings Consolidated includes the CSC Holdings, LLC Restricted Group and the unrestricted subsidiaries.
(25)Principal amount of debt excluding finance leases and other notes.
Certain numerical information is presented on a rounded basis. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
John Hsu: +1 917 405 2097 / john.hsu@alticeusa.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@alticeusa.com

Media Relations
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@alticeusa.com
Janet Meahan: +1 516 519 2353 / janet.meahan@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.6 million residential and business customers across 21 states through its Optimum brand. We operate Optimum Media, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. We also operate News 12, which is focused on delivering best-in-class hyperlocal news content.

FORWARD-LOOKING STATEMENTS
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial conditions and performance, our revenue streams, results of operations and liquidity; our strategy, objectives, prospects, trends, service and operational improvements, capital expenditure plans, broadband, fiber, video and mobile growth, product offerings (including multi-gig plans) sales pipeline, network expansion and passings; our ability to achieve operational performance improvements (including our AI capabilities); our ability to achieve near and longer term revenue, penetration, operational efficiency and capital structure opportunities (including mobile lines, fiber subscribers, fiber penetration, gross margin, operating expenses, EBITDA margins and annual capital expenditures); and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including without limitation the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “opportunity”, “plan”, “project”, “should”, “target”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You are cautioned to not place undue reliance on Altice USA’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Altice USA specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.